EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated October 30, 2015, with respect to the financial statement of Advisors Disciplined Trust 1559, comprising Tax Exempt Securities Trust, Investment Grade 8-12 Year, Series 2015-1 - A Hartford Investment Management Company ("HIMCO") Portfolio, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-207345) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
October 30, 2015